UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 8, 2014

Solitron Devices, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-04978	22-1684144
(Commission File Number)	(IRS Employer Identification No.)

3301 Electronics Way, West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

(561) 848-4311
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 5.07 of this report on Form 8-K is hereby incorporated by reference into this Item 5.02.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 8, 2014, Solitron Devices, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the "Annual Meeting").  Below is a summary of the proposals and corresponding votes.

Proposal One:  The election of one (1) director as a Class I director to serve for a term until the 2017 Annual Meeting of Stockholders or until a successor is duly elected and qualified received the following votes:

Nominee	For	Withheld
Joseph F. Gerrity	557,691	738,165

There were 585,337 broker non-votes on this proposal.

Following the Annual Meeting, the Board of Directors of the Company accepted the resignation of Joseph F. Gerrity, effective July 8, 2014.

Proposal Two:  The ratification of the selection of Goldstein Schechter Koch, P.A. as the Company's independent certified public accountants for the fiscal year ending February 28, 2015 received the following votes:

For	Against	Abstain
1,546,710	160,358	174,125

There were no broker non-votes on this proposal.

Proposal Three:  The non-binding advisory vote on the compensation of the named executive officer of the Company received the following votes:

For	Against	Abstain
777,660	456,723	61,473

There were 585,337 broker non-votes on this proposal.

Item 8.01.	Other Events.

On July 8, 2014, the Board of Directors approved the formation of a Nominating Committee composed of Jacob A. Davis and Sidney H. Kopperl.  Mr. Davis was appointed Chairman of the Nominating Committee.  A copy of the Nominating Committee’s charter is located on the Company’s website at www.solitrondevices.com on the Investor Relations page.

Also, on July 8, 2014, the Board of Directors appointed Sidney H. Kopperl as Chairman of the Audit Committee and determined that Mr. Kopperl is the Company’s audit committee “financial expert.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 9, 2014	SOLITRON DEVICES, INC.

/s/ Shevach Saraf
Shevach Saraf
Chairman, Chief Executive Officer,
President, Chief Financial Officer
& Treasurer